UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2015

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CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware

(State or Other Jurisdiction of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Fourth Supplemental Indenture; 6.875% Senior Notes due 2022

On August 27, 2015, the Company and its subsidiary guarantors party thereto (the “Guarantors”) entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), which supplements the Indenture, dated as of May 5, 2014, as supplemented by the Supplemental Indenture, dated as of December 18, 2014, the Second Supplemental Indenture, dated as of March 13, 2015, and the Third Supplemental Indenture, dated as of April 9, 2015, each among the Company, the Guarantors named therein and the Trustee (as supplemented, the “Indenture”).  Pursuant to the Fourth Supplemental Indenture, each of the subsidiary guarantors listed in the Schedule thereto agrees to provide a Security Guarantee (as defined therein) on the terms and subject to the conditions set forth in the Indenture.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
4.1	Fourth Supplemental Indenture, dated as of August 27, 2015, by and among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 27, 2015Century Communities, Inc.

By:	/s/ David Messenger
Name: David Messenger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Fourth Supplemental Indenture, dated as of August 27, 2015, by and among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee under the Indenture.